Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-265280 on the Post-Effective Amendment No. 1 to Form F-3 of our report dated October 27, 2020, relating to the financial statements of Renalytix plc (formerly Renalytix AI plc), appearing in the Annual Report on Amendment No. 2 to Form 20-F/A of Renalytix plc (formerly Renalytix AI plc) for the years ended June 30, 2020 and 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

August 1, 2022